UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2016

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Federal Home Loan Bank of Des Moines (the “Bank”) under Item 5.02 on April 18, 2016 (the “Original Filing” and, together with this amendment, the “Form 8-K”) regarding the appointment of Joseph Amato as the Bank’s Executive Vice President and Chief Financial Officer. This Amendment No. 1 is being filed to include disclosure of the terms of the Bank’s employment agreement with Mr. Amato.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

The Bank has entered into an employment agreement with its Chief Financial Officer, Joseph Amato, effective as of May 2, 2016, in order to establish his duties and compensation and to provide for his employment as Executive Vice President and Chief Financial Officer.

The employment agreement provides that the Bank will initially pay Mr. Amato an annualized base salary of $450,000, subject to adjustment as described in the employment agreement. Mr. Amato’s incentive target will generally not be set lower than 60% of his base salary.

Mr. Amato's employment agreement provides that:

•
the Bank or Mr. Amato may terminate employment for any reason (other than Good Reason (as defined in Mr. Amato’s employment agreement) or Cause (as defined in Mr. Amato’s employment agreement)) following 60 days written notice to the other party;

•	the Bank may terminate for Cause immediately following written notice to Mr. Amato; and

•	Mr. Amato may terminate for Good Reason following written notice to the Bank,

in each case, in accordance with the procedures set forth in the employment agreement.

Termination for Cause or Without Good Reason

If Mr. Amato’s employment is terminated by the Bank for Cause or by Mr. Amato without Good Reason, the employment agreement entitles Mr. Amato to the following:

•	base salary accrued through the date of termination;

•	accrued but unpaid award(s), if any, under any incentive plan in an amount equal to that which he would have received in the year of termination; and

•	all other vested benefits subject to the terms of the applicable benefits plans.

Termination Without Cause, for Good Reason, or Following a Change of Control

If Mr. Amato’s employment is terminated by the Bank without Cause or by Mr. Amato for Good Reason, in addition to the payouts previously mentioned under “Termination for Cause or Without Good Reason,” the employment agreement entitles Mr. Amato to additional amounts, including the following:

•
one times the annual base salary, or, in the case that the termination occurs within 24 months following a Change of Control (as defined in Mr. Amato’s employment agreement), two times the annual base salary;

•
one times the targeted non-deferred incentive plan award in effect for the calendar year in which the date of termination occurs, or, in the case that the termination occurs within 24 months following a Change of Control, two times the targeted non-deferred incentive plan award in effect for the calendar year in which the date of termination occurs; and

•	the incentive plan award for the calendar year in which the date of termination occurs, prorated for the portion of the calendar year in which Mr. Amato was employed.

Termination for Death, Disability, or Retirement

If Mr. Amato’s employment is terminated due to death, disability, or qualifying retirement, in addition to the payouts described in the section entitled “Termination for Cause or Without Good Reason,” he would also be entitled to payments for certain accrued or prorated benefits described in the employment agreement, as well as continuing amounts available on such a termination under certain Bank benefit plans.

The foregoing description of Mr. Amato’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is incorporated herein by reference as Exhibit 10.1.

Item 9.01 - Financial Statements And Exhibits.

(c)     Exhibits

10.1     Employment Agreement between the Bank and Joseph Amato, Effective May 2, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

August 5, 2016	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement between the Bank and Joseph Amato, Effective May 2, 2016